Kenne Ruan, CPA, P.C. Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525 kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1/10K of Vibe Ventures Inc. of our report dated May 16, 2013, relating to the financial statements of the year ended October 31, 2011.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

July 16, 2014